                                                                   EXHIBIT 10.19



                              INTELLON CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN

         Intellon Corporation (the "Company") hereby establishes its 2000 Employee Stock Purchase Plan (the "Plan") as follows:

         1. Purpose of the Plan. This Plan is adopted to provide eligible employees who wish to become shareholders in the Company and/or to increase their share ownership with a convenient method of doing so through accumulated payroll deductions. The Company's management and Board of Directors believe that employee participation in the ownership of the business is to the mutual benefit of the employees and the Company. The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in
Section 423(b) of the Code.

         2.       Certain Definitions.

         2.1 "Accumulation Account" means the funds accumulated with respect to an eligible Employee as a result of deductions from such Employee's paycheck for the purpose of purchasing stock under this Plan.

         2.1      "Board" means the Board of Directors of the Company.

         2.2      "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" means a Committee designated by the Board to administer the Plan or, if at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

         2.4 "Common Stock" means the Company's common stock, $0.01 par value.

         2.5 "Compensation" means regular base pay and variable compensation for sales personnel and shall exclude other compensation, including bonuses.

         2.6 "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to have its employees participate in the Plan.

         2.7 "ESPP Agent" means the financial services or brokerage firm designated by the Company to act as administrative agent of the Plan.

         2.8 "Effective Date" means the later of (i) the first business day following the closing of the Company's initial public offering of shares of Common Stock, or (ii) the date of approval of the Plan by the shareholders of the Company.

         2.9 "Employee" shall mean any individual employed by the Company or any Designated Subsidiary, including any individual on leave or other leave of absence approved by the Company; provided that where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         2.9      "Enrollment Date" means the first day of each Offering Period.

         2.10     "Exercise Date" means the last day of each Offering Period.

         2.11 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (a) the last reported sale of the Common Stock of the Company on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or
(b) if such Common Stock is listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (c) if such Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if none of the foregoing is applicable, then the fair market value of a share of Common Stock as determined by the Committee in its discretion.

         2.12 "Offering Period" or "Offering" means the period beginning with the date an option is granted under the Plan and ending with the date determined by the Committee. During the term of the Plan there will be a series of separate consecutive six-month Offering Periods, with the first Offering Period commencing on the first day of the first pay period of the Company's semi-annual fiscal period immediately succeeding the Effective Date, and thereafter, Offering Periods will commence on the first day of the first pay period of each of the Company's semi-annual fiscal periods of each subsequent calendar year; provided that the final Offering Period will end prior to the termination of the Plan.

         2.13 "Purchase Price" shall mean an amount equal to 85% of the average of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date for an Offering Period and (ii) on the Exercise Date for the same Offering Period (but which Purchase Price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date for the same Offering Period, whichever is lower).

         2.14 "Stock Account" shall mean the account established to hold Common Stock purchased by an Employee pursuant to Section 11.1.

         2.15 "Subsidiary" shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing greater than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain and provided that such corporation is consolidated with the Corporation for purposes of financial reporting.

         3.       Administration.

         3.1 The Plan will be administered by the Committee. The Committee will have the final power to determine all questions of policy and administrative procedure that may arise in the administration of the Plan and will administer, or will direct the ESPP Agent to administer, the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code and the regulations thereunder, as amended from time to time.

         3.2 The Committee has the power, subject to the express provisions of the Plan, to: (a) determine whether a grant of options to purchase Common Stock will be made at the commencement of each Offering Period; (b) designate from time to time which Subsidiaries of the Company will be eligible to have their employees participate in the Plan; (c) construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration, including correcting any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem appropriate to make the Plan fully effective; (d) amend the Plan, or recommend to the Board any Plan amendments which require shareholder approval, as provided in Section 17; and (e) exercise such other powers and to perform such acts in connection with the Plan as the Committee determines will promote the best interests of the Company.

         4.       Shares Subject to the Plan.

         4.1 The number of shares of Common Stock for which options may be granted under the Plan is 500,000 shares (subject to substitution or adjustment as provided in Section 18 of the Plan). If any option granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the Plan. Shares to be granted or issued under the Plan may be authorized and unissued shares or may be treasury shares.

         4.2 The Common Stock subject to the Plan may be unissued shares or reacquired shares, purchased on the market or otherwise. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

         5.       Eligibility.

         5.1 Any Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period, except as otherwise provided in the Plan.

         5.2 An Employee will not be granted an option under the Plan (a) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (b) if such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries results in such Employee having the right to purchase in a calendar year stock whose Fair Market Value exceeds $25,000 (determined based on the Fair Market Value of the shares at the time such option is granted) as provided in Section 423(b)(8) of the Code.

         5.3 Officers of the Company are eligible to participate in Offerings under the Plan; provided, however, that the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

         5.4 For purposes of this Plan, an eligible Employee shall not include any individual who performs services for the Company or a Designated Subsidiary solely as an independent contractor, consultant or employee of a third party employment or leasing agency.

         6. Grant of Options. The Committee will determine, prior to the Enrollment Date for any Offering Period, whether to grant options to purchase Common Stock of the Company under the Plan to eligible Employees; provided, that unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this Plan.

         7.       Participation.

         7.1 An eligible Employee may become a participant in any Offering Period under the Plan by completing an enrollment agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent, by the applicable Enrollment Date.

         7.2 Payroll deductions for an Employee shall commence on the first payday following the Enrollment Date and will continue through the Offering Period unless terminated by the Employee as provided in Section 12 or unless the Plan is terminated as provided in Section 17.

         8.       Payroll Deductions.

         8.1 At the time an Employee files the enrollment agreement, the Employee will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding a total of 15% (or such other percentage as the Committee may determine) of the Compensation which the Employee receives on each payday during the Offering Period.

         8.2 All payroll deductions made for an Employee shall be credited to his or her Accumulation Account under the Plan. An Employee may not make any additional payments into the Accumulation Account. The funds allocated to an Employee's Accumulation Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company until used to purchase Common Stock on an Exercise Date or returned to the Employee. No interest will be paid or accrued on any money in the Accumulation Accounts of participating Employees.

         8.3 An Employee may discontinue such Employee's participation in the Plan as provided in Section 12. An Employee's enrollment agreement shall be effective for successive Offering Periods unless terminated as provided in
Section 12. To increase or decrease the rate of payroll deductions (within the limitations of the Plan), with respect to the next Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction rate. Such change in rate of payroll deduction shall be effective at the beginning of the next Offering Period following the Company's receipt of the new enrollment agreement.

         8.4 To the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2 of this Plan, an Employee's payroll deductions will be decreased by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") if the aggregate of all such Employee's payroll deductions which were previously used to purchase Common Stock under the Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code
Section 423(b)(8). Payroll deductions shall recommence at the rate provided in such Employee's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless terminated by the Employee as provided in Section 12 or termination of the Plan as provided in Section 17.

         8.5 On the Exercise Date, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of by the Employee, the Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition by the Employee of Common Stock under the Plan.

         9. Exercise of the Option on the Exercise Date. Each Employee who continues to be an Employee in an Offering on the Exercise Date will be deemed to have exercised his option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price, provided that the maximum number of shares that an Employee can purchase in any single Offering Period cannot exceed 10,000 shares.

         10. Employee's Rights as a Shareholder. No Employee will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 9 above and the Common Stock has been issued by the Company.

         11.      Evidence of Stock Ownership.

         11.1 Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited into a Stock Account established in the Employee's name at the ESPP Agent.

         11.2 The Employee may direct, by written notice to the Company at the time of the Employee's enrollment in the Plan, that the Stock Account with the ESPP Agent be established in the names of the Employee and one other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

         11.3 An Employee may undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in the Stock Account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Employee's Stock Account at the ESPP Agent until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Employee may move those shares to another brokerage account of Employee's choosing or request that a stock certificate be issued and delivered to him.

         12.      Withdrawal.

         12.1 An Employee may withdraw from an Offering in whole but not in part, at any time prior to the beginning of the payroll period immediately preceding the next Exercise Date by delivering a withdrawal notice to the Company or, if so directed by the Company, with the ESPP Agent, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

         12.2 To re-enter the Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with Section 7.1. The Employee's re-entry into the Plan will not become effective before the beginning of the next Offering following his withdrawal.

         13. Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the Employee's Accumulation Account shall be used for option exercises in the new Offering, unless the Employee has withdrawn from the Offering by providing proper notice to Company. Upon termination of the Plan, the balance of each Employee's Accumulation Account shall be refunded to him.

         14. No Employment Rights. Neither the Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall the Plan or any option granted under the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

         15. Rights Not Transferable. No Employee may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee's Accumulation Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. If any such action is taken by the Employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 12. An option can only be exercised by the Employee to whom the option has been granted.

         16. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, any outstanding option shall terminate and the balance in the Accumulation Account of Employee whose employment has terminated will be paid to the Employee or, in the event of the Employee's death, to his estate.

         17. Amendment or Discontinuance of the Plan. The Committee will have the right to amend, modify, or terminate the Plan at any time without notice, provided that no Employee's existing rights under any Offering already made under Section 6 hereof may be adversely affected thereby, and provided that any amendment will be subject to shareholder approval if shareholder approval is required under the Code or other applicable law.

         18. Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan or otherwise available for purchase under the Plan and the number and kind of shares set forth in options or otherwise under outstanding agreements and the price per share thereunder shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

         19. Notices. All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

         20.      Change of Control.

         20.1 Notwithstanding other provisions of the Plan, in the event of a "Change in Control" of the Company (as defined in Section 20.3 below), all of the options of a participating Employee shall become immediately exercisable, unless directed otherwise by a resolution of the Board or an appropriate committee thereof adopted prior to and specifically relating to the occurrence of such change in control.

         20.2 In the event of a Change in Control, unless otherwise determined by the Board as provided in Section 20.1 or by required law, each participating Employee shall have the right at any time thereafter to and including the original Exercise Date for such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan

         20.3     For purposes of this Section 20, "Change in Control" means:

         (a)      there shall be consummated

                  (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger and provided that the shareholders of the Corporation immediately prior to the consolidation or merger do not own 50% or more of the outstanding common stock of the surviving corporation immediately after the consolidation or merger, or

                  (ii) any sale, lease, exchange, or other transfer (in one transaction or a series or related transactions) of all, or substantially all, or the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

         (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

         (c) any person (as such term is used in Sections 13(c) and 14(d) of the Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it become such 50% beneficial owner; or

         (d) individuals who constitute the Company's Board of Directors on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Broad (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination shall be, for purposes of this clause (d), considered as though such person were, and shall be deemed to be, a member of the Incumbent Board.

         21. Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) December 31, 2010; (b) the date the Committee acts to terminate the Plan in accordance with Section 17 above; or (c) the date when all shares reserved under the Plan have been purchased. Prior to the occurrence of such events, on such date as the Committee may determine, the Company may permit a participating Employee to exercise the option to purchase shares of

Common Stock for as many full shares as the balance of his Accumulation Account will allow at the lower of 85% of the average of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date for the then applicable Offering Period and (ii) on the Exercise Date for the same Offering Period (but which Purchase Price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date for the same Offering Period, whichever is lower). If the Employee elects to purchase shares, the remaining balance of his Accumulation Account will be refunded to the Employee after such purchase;

         22. Limitations on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his own affairs. An Employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with the terms of the Plan, any applicable Federal or state securities laws and applicable withholding taxes. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         23. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares of Common Stock.

         24. Governing Law. To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to the purchase of stock of the Company under the Plan, the Plan and any agreement adopted pursuant to it shall be construed under the laws of the State of Florida.



Adopted by the Board of Directors: October___ , 2000
Approved by Shareholders: October __, 2000